Exhibit 99.1

MIVA APPOINTS BDO SEIDMAN, LLP
Will Serve as Company’s Independent Registered Public Accounting Firm

FORT MYERS, Fla. – July 11, 2005 – MIVA, Inc. (NASDAQ: MIVA), the largest independent Performance Marketing Network in the world, today announced that the Audit Committee of its Board of Directors has appointed BDO Seidman, LLP to serve as MIVA’s independent registered public accounting firm.

“We are pleased with the decision to bring on BDO Seidman and we look forward to high quality service provided by skilled professionals,” said Craig Pisaris-Henderson, MIVA’s chairman and chief executive officer.

MIVA noted that it is current and has timely filed its most recent periodic report on Form 10-Q, which was filed on May 10, 2005 and its report on Form 10-K/A, which was filed on May 2, 2005.

About MIVA®, Inc.
MIVA is the largest independent Performance Marketing Network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for publisher partners, facilitates commerce for online merchants and provides relevant information to customers. The Company has relationships with more than 100,000 customers, spanning North America, Europe and Asia.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004, and the most recently filed quarterly report on Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

® Registered trademark of MIVA, Inc.

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